EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Newpoint Financial Corp. (the “Company”), as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned in the capacities and on the date indicated below, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2003, that:

(1)	The report fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 22, 2023

/s/ Keith Beekmeyer
Keith Beekmeyer
Chief Executive Officer

/s/ Julian Jammine
Julian Jammine
Chief Financial Officer